Exhibit 4.4

Warrant Certificate

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENT OF SUCH ACT OR SUCH LAWS.

No. W-l	March 31, 2008

6,611,289 Warrants

Warrant Certificate

THE CENTER FOR WOUND HEALING, INC.

This Warrant Certificate (this “Warrant Certificate”) certifies BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited partnership (“Bison Capital 5”), or its registered assigns, is the registered holder of 6,611,289 warrants (the “Warrants”), to purchase common stock, $0.001 par value, (the “Common Stock”), of The Center For Wound Healing, Inc., a Nevada corporation (“Company”). Subject to the terms and conditions hereinafter set forth and set forth in the Common Stock Warrant Agreement dated as of even date herewith by and between Company and Bison Capital (the “Warrant Agreement”), the holder of this Warrant Certificate is entitled to receive from Company prior to the Warrant Termination Date one fully paid and nonassessable share of Common Stock upon exercise of each Warrant at the initial exercise price of $5.00 per share (as adjusted pursuant to the Warrant Agreement, the “Exercise Price”). The Warrants expire at 5:00 p.m., Los Angeles time, on the last to occur of (i) the first anniversary following the payment in full of the all amounts due under the Note (as defined in the Warrant Agreement) or (ii) the seventh anniversary of the date hereof (such later date, the “Warrant Termination Date”)

The Exercise Price shall be payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement. Notwithstanding anything to the contrary herein, a Warrant may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 6(b) of the Warrant Agreement. The Exercise Price and number of Warrant Securities issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The Warrants may not be exercised after 5:00 p.m., Los Angeles time, on the Warrant Termination Date and to the extent not exercised by such time such Warrants shall become void.

The Warrants are issued pursuant to the Warrant Agreement and that certain Securities Purchase Agreement, dated as of even date herewith, by and between Company and Bison

Capital (as amended, restated or otherwise modified from time to time, the “Purchase Agreement). The Warrant Agreement and Purchase Agreement are hereby incorporated by reference in and made a part of this Warrant Certificate and are hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of Company and the holder (the word “holder” meaning the registered holder) of the Warrant. A copy of the Warrant Agreement or the Purchase Agreement may be obtained by the holder hereof upon written request to Company.

The Warrants may be exercised at any time commencing on the Closing Date and until 5:00 p.m., Los Angeles time, on the Warrant Termination Date. The holder of the Warrants evidenced by this Warrant Certificate may exercise the Warrants by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in accordance with the Warrant Agreement at the office of Company designated for such purpose. In the event that upon any exercise of the Warrants evidenced hereby the number of Warrant Securities issuable upon such exercise is less than the total number of Warrant Securities evidenced hereby, there shall be issued to the holder hereof or its assignee a new warrant certificate evidencing the number of Warrant Securities not exercised.

Each of this Warrant Certificate, the Warrant Agreement and the Purchase Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, each of this Warrant Certificate and the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of the Warrants shall be adjusted.

The holder of this Warrant Certificate is entitled, in certain circumstances, to certain registration rights with respect to the Warrant Securities issuable upon the exercise of the Warrants. Such registration rights are set forth in a Registration Rights Agreement of even date herewith between Company and Bison Capital (the “Registration Rights Agreement”). By acceptance of this Warrant Certificate, the holder hereof agrees that upon exercise, in whole or in part, of the Warrants evidenced by this Warrant Certificate, such holder will be bound by the Registration Rights Agreement as a holder of Registrable Securities thereunder. A copy of the Registration Rights Agreement may be obtained by the holder of this Warrant Certificate upon written request to Company, and upon request by Company (whether or not made as a condition to effecting transfer to such person) such holder shall execute and deliver a form of joinder thereto as is reasonably satisfactory to Company.

This Warrant Certificate, when surrendered at the office of Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another warrant certificate or warrant certificates of like tenor evidencing in the aggregate a like number of Warrant Securities.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrant Securities shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of Company.

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Warrant Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, Company has caused this Warrant Certificate to be signed by its duly authorized officer as of the date first set forth above.

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title	CEO

S-1

Form of Election to Purchase

(To Be Executed Upon Exercise Of The Warrants)

The undersigned hereby irrevocably (subject to Section 6(e)) of the Warrant Agreement) elects to exercise the right, represented by this Warrant Certificate, to receive              shares of Common Stock, $0.001 par value per share, of THE CENTER FOR WORLD HEALING, INC., a Nevada corporation, and herewith tenders payment for such shares in the amount of $                     in accordance with the terms hereof, unless the holder is exercising the Warrants pursuant to the net exercise provisions of Section 6(b) of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of                                 , whose address is                                 , and that such shares be delivered to,                                , whose address is                                 . If said number of shares is less than all of the Common Stock purchasable under the Warrant Certificate, the undersigned requests that a new warrant certificate representing the remaining balance of such shares be registered in the name of                                 ,whose address is                                 , and that such warrant certificate be delivered to                                         , whose address is                                         .

Date:	Signature:
Name:

S-2